Exhibit 10.4

                      RECKSON OPERATING PARTNERSHIP, L.P.
                      c/o Reckson Associates Realty Corp.
                              10 East 50th Street
                            New York, New York 10022

                                                            As of May 10, 1999


NBBRE-919 Third Avenue Associates, L.P.
c/o NBB Real Estate, Inc.
530 Fifth Avenue
New York, New York  10036

          Re:  919 Third Avenue (the "Property")

Gentlemen:

     Reference is made to that certain Purchase and Sale Agreement (the "Purchase Agreement") by and between Reckson Operating Partnership ("ROP") (ROP, together with its affiliates, collectively, "Reckson") and NBBRE-919 Third Avenue Associates, L.P. (the "Lender") dated as of May 10, 1999, with respect to the sale by Lender to ROP of the mortgage loan as more particularly described in the Purchase Agreement (the "Transaction").

     1. This letter confirms the agreement of Reckson and the Lender that, as of the Closing Date, with the approval of ROP, all of the leasing commissions listed on Schedule 7 shall have been paid, and at the Closing, Lender shall deliver to ROP a receipt from ESG (as defined in the Purchase Agreement) evidencing such payment.

     2. This letter confirms the agreement between Reckson and the Lender that, in addition to any restrictions set forth in the Confidentiality Agreement (as hereinafter defined), any future press release and/or public disclosure of information with respect to the Transaction (including, without limitation, any filing with the Securities and Exchange Commission), if any, issued and/or disclosed by Reckson shall be delivered to the Lender, for the Lender's review (and, solely with respect to any aspect of such press release and/or public disclosure of information which is not required to be issued and/or disclosed by law, rule or regulation, approval) at least twenty-four
(24) hours before the issuance of any such press release and/or disclosure of such information. To the extent required pursuant to the preceding sentence, the Lender's approval shall not be unreasonably withheld, and shall be deemed granted if (a) not denied in writing received by Reckson within twenty-four
(24) hours after the proposed press release and/or public disclosure of information is received by the Lender (time being of the essence), or (b) the proposed press release and/or public disclosure of information is substantially similar to a press release or public disclosure previously approved by Lender; provided, however, that the terms of clause (b) shall not
                    --------  -------
apply to the initial press release and "8-K" to be filed immediately after the Closing Date. Any such denial shall identity the portions of such press release which are objected to by the Lender.

     3. This letter confirms the agreement of Reckson and Lender that attached hereto as Exhibit "A" is a true, correct and complete copy of that certain confidentiality letter, dated as of February 9, 1999 (the "Confidentiality Agreement"), executed on behalf of Reckson for the benefit of the Lender, Borrower and ESG.

     4. This letter confirms the agreement of Reckson and the Lender that the Purchase Agreement is hereby amended as follows:

     (a) Section 11.20 of the Purchase Agreement is hereby amended to delete the first two (2) sentences thereof in their entirety and substitute the following in its place:

     "On or before the Due Diligence Expiration Date, the representatives of both Purchaser and Seller shall jointly identify (by initialing a copy of an index of Review Materials) and make two (2) copies of the Review Materials (other than building plans) as existing as of the date two (2) business days prior to the Due Diligence Expiration Date, and shall place a complete set of such Review Materials in two separate boxes, one to be held by Purchaser, and one to be held by Seller (the "Boxes"). With respect to building plans, Purchaser agrees (a) to cause a copy of the building plans as existing as of the Closing Date to remain at the Property, (b) that Seller shall have the right, from time to time during business hours and upon reasonable notice to Purchaser, to inspect the building plans, and (c) that if Seller requests copies of all or any portion of the building plans, Purchaser shall deliver such copies to Seller and the cost of such copies shall be borne equally by Purchaser and Seller (the terms if this sentence shall survive the Closing). Subject to the terms of the next immediately succeeding sentence, after the Due Diligence Expiration Date and prior to the Closing Date, representatives of Seller and Purchaser may, from time to time, jointly identify (by initialing a revised copy of an index of Review Materials) and copy additional materials to be placed in the Boxes."

     (b) Section 6.5(e)(ii) of the Purchase Agreement is hereby amended to delete the last two (2) sentences thereof in their entirety and substitute the following in their place:

     "With respect to real estate tax refunds or credits with respect to the Real Property relating to the fiscal year in which the Closing occurs or relating to prior fiscal years, (a) to the extent that Seller has authority, Seller hereby authorizes and directs such refunds or credits to be paid to the Cash Collateral Account (it being understood and agreed that Seller makes no representation or warranty regarding its authority to so authorize and direct such payment), and (b) as and when such refunds or credits are paid, Purchaser shall pay to Seller an amount equal to the excess, if any, of any such refunds or credits, over the amount of such refunds or credits paid or required to be paid to tenants (it being understood and agreed that Purchaser shall pay to Seller all refunds or credits required to be paid to tenants which are not actually paid to tenants). The terms of this Section 6.5(e) shall survive the Closing."

     5. Except as modified and amended by this letter, all of the terms, covenants and conditions of the Purchase Agreement are hereby ratified and confirmed.

     Kindly acknowledge your agreement to the foregoing by executing four (4) copies of this letter where indicated and then return two (2) fully executed copies to the undersigned.


                                Very truly yours,


                                     RECKSON OPERATING PARTNERSHIP, L.P.

                                     By:  Reckson Associates Realty Corp.
                                          its General Partner

                                          By:
                                              -------------------------------
                                              Name:   Jason Barnett
                                              Title:  EVP and General Counsel

AGREED AND ACCEPTED AS OF THIS 10TH DAY OF MAY, 1999:

NBBRE-919 THIRD AVENUE ASSOCIATES, L.P.

By:  NBB Real Estate, Inc.
     its General Partner

     By:
         ------------------------------
        Name:   Ichiro Tsunada
        Title:  President